March 26, 2020

RE: Tortoise Global Water ESG Fund

Dear Valued Shareholder,

Thank you for being an investor in Tortoise Global Water ESG Fund. You hold a significant percentage of the outstanding shares in the fund as of record date, and your proxy vote is critical. Today we adjourned the special meeting of shareholders of the Fund until April 24, 2020 to provide shareholders who have not yet cast their important proxy vote with additional time to do so. Our records indicate that we do not yet have your proxy voting instructions. Please help us by casting your vote as soon as possible.

As discussed in the proxy statement previously sent to you, this special meeting has been called to vote on a proposed new investment sub-advisory agreement between Tortoise Index Solutions, LLC (“TIS”), on behalf of the Fund, and Vident Investment Advisory, LLC (“Vident”), which would enable Vident to serve as a new sub-adviser. Importantly, the new sub-advisory agreement will not result in any increase in shareholder fees, nor change in investment objective or strategy; it is strictly related to trading and operations. As a result, the Board has approved the proposal and has recommended that shareholders cast their vote “FOR”.

Please help us by casting your proxy vote today.

For more information, please refer to the proxy statement, which can be found at vote.proxyonline.com/TortoiseFunds/docs/ETF2020Proxy.pdf. If you have any proxy related questions, or would like to cast your proxy vote by phone, please call 1-800-967-5071 for assistance. Representatives are available Monday through Friday 9 a.m. to 9 p.m. Eastern Time.

We very much appreciate your attention to this matter. Please help us by casting your vote today.

Sincerely,
Scott Ellspermann
Director - Exchange Traded products

How do I vote? There are four convenient methods for casting your important proxy vote:

1. Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-800-967-5071. Representatives are available Monday through Friday 9 a.m. to 9 p.m. Eastern Time.

2. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3. Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4. Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

5100 W. 115th Place | Leawood KS | (913) 981 1020                        www.tortoiseadvisors.com

March 26, 2020

RE: Tortoise Global Water ESG Fund

Dear Valued Shareholder,

Thank you for being an investor in Tortoise Global Water ESG Fund. You hold a significant percentage of the outstanding shares in the fund as of record date, and your proxy vote is critical. Today we adjourned the special meeting of shareholders of the Fund until April 24, 2020 to provide shareholders who have not yet cast their important proxy vote with additional time to do so. Our records indicate that we do not yet have your proxy voting instructions. Please help us by casting your vote as soon as possible.

As discussed in the proxy statement previously sent to you, this special meeting has been called to vote on a proposed new investment sub-advisory agreement between Tortoise Index Solutions, LLC (“TIS”), on behalf of the Fund, and Vident Investment Advisory, LLC (“Vident”), which would enable Vident to serve as a new sub-adviser. Importantly, the new sub-advisory agreement will not result in any increase in shareholder fees, nor change in investment objective or strategy; it is strictly related to trading and operations. As a result, the Board has approved the proposal and has recommended that shareholders cast their vote “FOR”.

Please help us by casting your proxy vote today.

For more information, please refer to the proxy statement, which can be found at vote.proxyonline.com/TortoiseFunds/docs/ETF2020Proxy.pdf. If you have any proxy related questions, please call 1-800-967-5071 for assistance. Representatives are available Monday through Friday 9 a.m. to 9 p.m. Eastern Time.

We very much appreciate your attention to this matter. Please help us by casting your vote today.

Sincerely,
Scott Ellspermann
Director - Exchange Traded products

How do I vote? There are three convenient methods for casting your important proxy vote:

1. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

2. Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

3. Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

5100 W. 115th Place | Leawood KS | (913) 981 1020                        www.tortoiseadvisors.com